SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 3/31/2005
FILE NUMBER 811-3826
SERIES NO.: 3

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                        112
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                         52
              Class C                         95
              Class K                         71
              Investor Class              16,795


74V.     1.   Net asset value per share (to nearest cent)
              Class A                    $ 48.29
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                    $ 47.39
              Class C                    $ 45.75
              Class K                    $ 46.91
              Investor Class             $ 48.28